EXHIBIT 4.13
                                                                   ------------


                         MAGELLAN HEALTH SERVICES, INC.

                             STOCK OPTION AGREEMENT

                            Optionee Michael Majerik
                              Dated: July 17, 2006


SECTION 1.  GRANT OF OPTION.

(a) OPTION. On the terms and conditions set forth in this Agreement and the Notice of Stock Option Award dated as of July 17, 2006 delivered to Optionee simultaneously herewith and each other Notice of Stock Option Award referencing this Agreement (an "OPTION AWARD NOTICE"), Magellan Health Services Inc. (the "COMPANY" as further defined below) grants to the Optionee, as referred to on the signature page hereof, as of the Date of Grant (as defined below) an option to purchase at the Exercise Price (as defined below) a number of shares of Ordinary Common Stock, $ 0.01 par value, of the Company set forth in the Option Award Notice, subject to Section 7 below (the "OPTION SHARES"). Each such Option Award Notice, together with this referenced Agreement, shall be a separate option governed by the terms of this Agreement and any such separate option may be referred to herein as "the option" and any of multiple Option Award Notices may be referred to herein as "the Option Award Notice." This option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, as provided in the Option Award Notice.

(b) 2006 MANAGEMENT INCENTIVE PLAN AND DEFINED TERMS. Each option referred to in an Option Award Notice is granted on the same terms and conditions as provided for the grant of options pursuant to the Company's 2006 Management Incentive Plan, as amended and supplemented from time to time (the "PLAN"), a copy of which is incorporated herein by this reference, and shall be subject to such terms and conditions; it being understood, however, that the option granted pursuant to the Option Award Notice dated as of July 17, 2006 referred to above has been separately authorized by the Company and is not among the options authorized by and granted under the Plan and that the Option Shares that may be issued pursuant to such Option Award Notice are not among the shares of Ordinary Common Stock of the Company, and shall not be counted against, the maximum number of such shares, that may be issued pursuant to the Plan. Certain capitalized terms used herein are defined in Section 9 below but terms used herein, if not defined herein, shall have the same meaning for purposes hereof as provided by the Plan.

(c) SCOPE OF THIS AGREEMENT. This Agreement shall apply both to the option and to the Option Shares acquired upon the exercise of the option.

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SECTION 2.  RIGHT TO EXERCISE.

(a) EXERCISABILITY. Subject to the conditions set forth in this Agreement, all or part of an option may be exercised to purchase Option Shares prior to its expiration at the time or times set forth in the vesting and exercise provisions of the Option Award Notice.

(b) $100,000 LIMITATION. If the option is designated as an Incentive Stock Option in the Option Award Notice, then the Optionee's right to exercise the option shall be deferred to the extent (and only to the extent) that the option would not be treated as an Incentive Stock Option solely by reason of the $100,000 annual limitation under Section 422(d) of the Code, except that the Optionee need not defer his or her right to exercise the option if (i) the Company is subject to an Extraordinary Business Combination Event before the Optionee's Service terminates, (ii) the Company, or any surviving corporation of any business combination involving the Company or its parent (a "SURVIVING COMPANY") does not continue the option, and (iii) any Surviving Company does not assume the option or does not substitute an option with substantially the same terms for the option. The failure to defer exercise of the option in order to comply with this $100,000 limitation as permitted by the foregoing provisions may, however, result in the option no longer being considered an Incentive Stock Option. Additional limitations with regard to Incentive Stock Options are set forth in the Plan.

(c) INJURIOUS CONDUCT. Except as otherwise specifically provided by an Option Award Notice or by an agreement executed by the Company with the approval of the Committee, in the event the Optionee has engaged in Injurious Conduct as defined in, and as determined to have occurred in accordance with, Section 12 of the Plan (i) the option may not be exercised (even if fully vested), nor shall any other Benefits accrue to the Optionee under the Agreement or the Plan (including the lapse of any restrictions on transfer or other restrictions applicable to Option Shares once issued), prior to settlement in full of all obligations of the Optionee and the Company related to the option (including completion of the issuance and delivery to the Optionee of Option Shares upon exercise of the option and compliance by the Optionee with any restrictions that are applicable to Optionee under the Plan or this Agreement or the Option Award Notice before the lapse of any restrictions on transfer or other restrictions applicable to Option Shares once issued), and (ii) any such unsettled option shall be forfeited and shall terminate and any such Option Shares subject to any such restrictions shall be forfeited.

SECTION 3.  TRANSFER OF OPTION.

(a) TRANSFERS GENERALLY PROHIBITED. Except as otherwise provided by the Option Award Notice, this option shall be exercisable only during the Optionee's lifetime and only by the Optionee. Except as otherwise provided in subsection 3(b) below, this option and the rights and privileges conferred hereby shall not be sold or otherwise Transferred.

(b) CERTAIN TRANSFERS PERMITTED. Notwithstanding the foregoing provisions of this Section 3, this option may be Transferred (i) in the event of the Grantee's


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death, by the laws of descent or distribution, (ii) by operation of law in connection with a merger, consolidation, recapitalization, reclassification or exchange of shares, reorganization or similar transaction involving the Company affecting the Shares generally or (iii) with the approval of the Committee, to a member of Grantee's family, or a trust primarily for the benefit thereof, or to a corporation, partnership or other entity primarily for the benefit of such a family member or trust or in another estate planning transaction; provided, however, that the option so Transferred shall remain subject in the hands of the Transferee to the restrictions on Transfer provided hereby.

(c) FIDUCIARY AND SECURITIES LAW RESTRICTIONS. As a employee, officer and/or director of the Company or a subsidiary thereof, Optionee may be subject to restrictions on his or her ability to sell or otherwise Transfer Option Shares by reason of being a fiduciary for the Company or by reason of federal or state securities laws and/or the policies regarding transactions in the securities of the Company from time to time adopted by the Company in connection therewith. Nothing contained herein shall relieve Optionee of any restriction on sale or other Transfer of Option Shares provided thereby and the restrictions provided herein shall be in addition to and not in lieu of any such other restrictions.

(d) LAPSE OF TRANSFER RESTRICTIONS. Subject to subsection 3(c) above and unless otherwise provided by the Option Award Notice, upon the acquisition of Option Shares pursuant to the option Optionee shall be free to dispose of Option Shares so acquired in any manner and at any time after expiration of the vesting period provided by the Option Award Notice.

SECTION 4.  EXERCISE PROCEDURES.

(a) NOTICE OF EXERCISE. The Optionee (or the Optionee's personal representative or permitted Transferee) may exercise the option by giving written notice to the Company specifying the election to exercise the option, the number of Shares for which it is being exercised and the form of payment. Exhibit A is an example of a "Notice of Exercise". The Notice of Exercise shall be signed by the person exercising the option. In the event that the option is being exercised by the Optionee's personal representative or permitted Transferee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative's right to exercise the option. The Optionee or the Optionee's representative or permitted Transferee shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 below for the full amount of the Purchase Price.

(b) ISSUANCE OF COMMON STOCK. Subject to subsection 2(c) above, after receiving a proper notice of exercise and payment for the Option Shares for which the option was exercised, the Company shall cause to be issued a certificate or certificates for the Option Shares as to which this option has been exercised, registered in the name of the person exercising the option (or, at the direction of the Optionee, in the names of such person and his or her spouse as community


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property or as joint tenants with right of survivorship or as tenants in the entirety).

(c) WITHHOLDING REQUIREMENTS. The Company may withhold any tax (or other governmental obligation) arising as a result of the exercise of the option, as a condition to the exercise of the option, and the Optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Option Shares purchased by exercising of the option.

SECTION 5.  PAYMENT FOR SHARES.

(a) CASH OR CHECK. All or part of the Purchase Price may be paid in cash or by good check.

(b) ALTERNATIVE METHODS OF PAYMENT. Subject to any provision of the Option Award Agreement otherwise providing, at the sole discretion of the Committee, all or any part of the Purchase Price and any applicable withholding requirements may be paid by one or more of the following alternative methods:

                   (i) Surrender of Stock. By surrendering ownership of Shares that are already owned by the Optionee free and clear of any restriction or limitation, unless the Company specifically agrees to accept such Shares subject to a restriction or limitation. In such cases, the Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of the applicable exercise of the option. Without the specific approval of the Committee, the Optionee shall not be permitted to surrender ownership of Shares in payment of the Purchase Price (or withholding) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with repect to the option for financial reporting purposes that otherwise would not have occurred.

                   (ii) Net Exercise. By reducing the number of Shares otherwise deliverable upon the exercise of the option by the number of Shares of having a Fair Market Value equal to the amount of the Purchase Price and withholding required to be made by the Company in connection with such exercise of the option.

                   (iii) Exercise/Sale. By the delivery (on a form prescribed by the Company) of an irrevocable direction (A) to a securities broker approved by the Company to sell Shares and to deliver all or a part of the sales proceeds to the Company or (B) to pledge Shares to a securities broker or lender approved by


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                   the Company as security for a loan, and to deliver all or
                   part of the loan proceeds to the Company.

Should the Committee exercise its discretion to permit the Optionee to exercise the option in whole or in part in accordance with subsection 5(b) above, it shall have no obligation to permit such alternative exercise with respect to the remainder of the option or with respect to any other option to purchase Shares held by the Optionee.

SECTION 6.  TERM AND EXPIRATION.

(a) BASIC TERM. Subject to earlier termination in accordance with subsection 6(b) below, the exercise period of this option shall expire ten (10) years after its Date of Grant.

(b) TERMINATION OF SERVICE. If the Optionee's Service terminates, then the exercise period for this option shall expire (except as otherwise set forth in the Option Award Notice) on the earliest of the following occasions (or such later date as the Committee in a specific instance may determine), but in no event after the expiration of the ten year period referred to in subsection 6(a) above:

                   (i) the date six (6) months after the termination of the Optionee's Service for any reason other than death, normal retirement or Disability;

                   (ii) the date twelve (12) months after the termination of the Optionee's Service by reason of Disability or retirement pursuant to any then current formal retirement policy of the Company; or

                   (iii) the date twelve (12) months after the Optionee's death.

The Optionee (or in the case of the Optionee's death or disability, the Optionee's personal representative) may exercise all or part of the option at any time before its expiration under the preceding provisions of this Section 6, but only to the extent that the option had become exercisable for Shares on or before the date the Optionee's Service terminates. When the Optionee's Service terminates, this option shall expire immediately with respect to the number of Shares for which this option has not yet become exercisable.

(c) NOTICE CONCERNING INCENTIVE STOCK OPTION TREATMENT. If this option is designated as an Incentive Stock Option in the Option Award Notice, it ceases to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than twelve
(12) months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than ninety (90) days, unless the Optionee's reemployment rights are guaranteed by statute or by contract.


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
SECTION 7.  ADJUSTMENT OF SHARES.

(a) ADJUSTMENT GENERALLY. If while the option remains in effect there shall be any change in the Ordinary Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares for other securities, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to the option as determined by the Committee so that the option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to the option had such option been exercised in full immediately prior to such change or distribution or, if to the extent the Committee determines that such adjustment in the consideration to be received upon exercise of the option is not practicable, the Committee shall equitably modify the option as provided by subsection 7(b) below, and such an adjustment shall be made successively each time any such change shall occur.

(b) MODIFICATION OF OPTION. In the event of any change or distribution described in subsection 7(a) above, in order to prevent dilution or enlargement of theOptionee's rights hereunder, the Committee may, in an equitable manner, otherwise adjust the number and kind of Shares that may be issued under this Agreement and/or adjust the Exercise Price applicable to the option and/or the Fair Market Value of the Shares and other value determinations applicable to the option. Appropriate adjustments may also be made by the Committee in other terms of the option to reflect such changes or distributions and/or to modify any other terms of the option, on an equitable basis, including modifications of performance targets and changes in the length of performance periods relating to the vesting of the option or any restrictions on Option Shares. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code.

SECTION 8.  MISCELLANEOUS PROVISIONS.

(a) RIGHTS AS A SHAREHOLDER. Neither the Optionee nor the Optionee's personal representative or permitted Transferee shall have any rights as a shareholder with respect to any Shares subject to the option until the Optionee or his or her personal representative or permitted Transferee becomes entitled to receive such Shares by (i) filing a notice of exercise and (ii) paying the Purchase Price as provided by this Agreement, and any such right shall be subject to subsection 2(c) above of this Agreement.

(b) TENURE. Nothing in the Option Award Notice, this Agreement or the Plan shall confer upon the Optionee any right to continue in the Company's Service for any


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period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) NOTIFICATION. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the President, Treasurer, General Counsel, Secretary or any Assistant Secretary of the Company or five Business Days upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid addressed to the Company. A notice shall be addressed to the Company at its principal executive office, marked to the attention of the Corporate Secretary, and to the Optionee at the address that he or she most recently provided to the Company.

(d) ENTIRE AGREEMENT. This Agreement, any related Option Award Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof; it being understood, however, that, if this Agreement is being entered into by the Company in the performance of obligations under an employment agreement between the Company and Optionee, the Company and Optionee shall also have those separate obligations, if any, relating to the granting of options provided thereby.

(e) WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee, the Optionee's personal representatives, heirs, legatees and other permitted Transferees, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(g) CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 9.  DEFINITIONS.

(a) "AGREEMENT" shall mean this Stock Option Agreement.

(b) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time.


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(c) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(d) "COMMITTEE" shall mean the committee of the Board of Directors described in
Section 2 of the Plan.

(e) "COMPANY" shall mean Magellan Health Services, Inc, a Delaware corporation, and any successor thereto.

(f) "DATE OF GRANT" in respect of an option shall mean the date specified in the Option Award Notice, which date shall be no later than the date the employment agreement between the Optionee and the Company, dated as of July 17, 2006 is effective.

(g) "DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as determined by the Committee in its sole discretion.

(h) "EMPLOYEE" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

(j) "EXERCISE PRICE" shall mean the amount for which one Option Share may be purchased upon exercise of the option, as specified in the Option Award Notice.

(k) "EXTRAORDINARY BUSINESS COMBINATION EVENT" shall be deemed to have occurred upon any of the following events:

                   (i) any person (as such term is used in Section 13(d) of the Exchange Act) becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power in the election of directors of the Company's then outstanding securities, except that, in the case of a person who beneficially owned 50% of such combined voting power on the date of the Option Award Notice, such person become the beneficial owner (as so defined) of securities of the Company representing sixty percent (60%) of more of such combined voting power; or

                   (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the members of the Board of Directors and any new


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                   director, whose election to the Board of Directors or
                   nomination for election to the Board of Directors by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or

                   (iii) the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                   (iv) the stockholders of the Company approve and effect a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

(l) "FAIR MARKET VALUE" Fair Market Value on any given date means the fair market value of the shares of Common Stock determined by such methods or procedures as shall be established from time to time by the Board of Directors. Unless otherwise determined by the Board of Directors, (i) if the Common Stock is listed on a national securities exchange or is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, the average of the opening price and the closing price reported as having occurred on such date, or, if there is no sale on such date, then on the last preceding date on which such a sale was reported, or (ii) if the Common Stock is not listed on a national securities exchange nor quoted in NASDAQ on a last sale basis, the amount determined by the Committee (or in accordance with procedures approved by the Committee) to be the fair market value based upon a good faith attempt to value the Common Stock accurately.

(m) "INCENTIVE STOCK OPTION" shall mean an employee incentive stock option described in Section 422(b) of the Code.

(n) "NONQUALIFIED STOCK OPTION" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(o) "OPTION AWARD NOTICE" shall have the meaning provided by Section 1 of this Agreement.

(p) "OPTIONEE" shall mean the person signing this Agreement as such.

(q) "PARENT" shall mean a "parent corporation" as defined in Section 424(e) of the Code.

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(r) "PLAN" shall mean the Magellan Health Services, Inc. 2006 Management
Incentive Plan.

(s) "PURCHASE PRICE" shall mean the Exercise Price multiplied by the number of Option Shares with respect to which this option is being exercised.

(t) "SERVICE" shall mean service as an Employee. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly permitted by the terms of such leave or required by applicable law (as determined by the Company).

(u) "SHARE" shall mean a share of Ordinary Common Stock of the Company, as the same may generally be exchanged for or changed into any other share of capital stock or other security of the Company or any other company in connection with a transaction referred to in subsection 7(a) above (and in the event of any such exchange or change, any security resulting from any such successive exchange or change) and in respect of the option or the related Option Shares with such adjustment thereto as provided in respect of adjustments in Benefits granted under the Plan in accordance with subsection 7(b) above and Section 13 of the Plan (if applicable).

(v) "TRANSFER" shall mean, with respect to the option or Option Share, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien encumbrance or other disposition, with or without consideration, of all or part of such Share, or of any beneficial interest therein, now or hereafter owned by the Optionee, including by execution, attachment, levy or similar process.

(w) "SUBSIDIARY" shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code.


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         In consideration of the foregoing and intending to be legally bound hereby, the Company and the Optionee named below have executed this Agreement as of the date first above written.


MAGELLAN HEALTH SERVICES, INC.

By:
    -------------------------------
    Name:
    Title:


OPTIONEE:


---------------------------------
Name: Michael Majerik

Address for Notice:



Social Security Number:















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                                                                      EXHIBIT A

                            SAMPLE NOTICE OF EXERCISE

Magellan Health Services, Inc.
[ADDRESS]
Attn:  Corporate Secretary

         Re: Exercise of Option, Option Award Notice Reference No. ____.

         I hereby exercise my stock option identified above and notify you of my desire to purchase the Option Shares that may be purchased pursuant to such option as and to the extent described below.

         Except as otherwise agreed with the Company as provided by the Option Agreement, I shall pay for the Shares by delivery of a check payable to Magellan Health Services, Inc. (the "Company") in the amount described below in full payment for such Shares plus all amounts required to be withheld by the Company under state, federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

         This notice of exercise is delivered this ___ day of ___________, 20__.

--------------------------------------------------------------------------------
NUMBER OF SHARES TO BE ACQUIRED UPON
         THIS EXERCISE OF THE OPTION:  ______________

EXERCISE PRICE PER SHARE:  $____; TOTAL EXERCISE PRICE: $____________

TYPE OF OPTION:  ___  Nonqualified Stock Option  OR  ___ Incentive Stock Option

ESTIMATED WITHHOLDING TAX:  $__________________

AMOUNT TENDERED HEREWITH:  $__________________
--------------------------------------------------------------------------------

                                            Very truly yours,

                                            ----------------------------
                                            [Signature of Optionee]

Optionee's Name, Mailing Address and Social Security Number:

                         MAGELLAN HEALTH SERVICES, INC.
                         ------------------------------

                          NOTICE OF STOCK OPTION GRANT
                                (MICHAEL MAJERIK)



NAME OF OPTIONEE:    Michael Majerik

SHARES SUBJECT TO
 OPTION: 37,500 shares of Ordinary Common Stock of Magellan Health Services, Inc. ("Shares")

TYPE OF OPTION:      __X__  Nonqualified      ______  Incentive


EXERCISE PRICE
 PER SHARE:          o      $

DATE OF GRANT:       o      July 17, 2006

DATE EXERCISABLE:    o      This option shall be exercisable only to the extent
                            it is vested and, except as otherwise provided in this notice of grant, to the extent vested, only when otherwise exercisable in accordance with the terms of the 2006 Management Incentive Plan and the Option Agreement to which this notice of grant relates.

                     o The options granted hereby, to the extent vested on the date of termination of the Optionee's Service with the Company, shall be exercisable for a period of six months after the termination of the Optionee's Service with the Company (notwithstanding anything that may be to the contrary in the Option Agreement to which this notice of grant relates).

VESTING:             o      This option shall vest with respect to 12,500 of the
                            Shares subject thereto on each of the first three anniversaries of the Date of Grant, provided that in each case the Optionee's Service with the Company has not terminated prior to such date.

                     o Notwithstanding the preceding paragraph, this Option shall earlier vest immediately with respect to 100% of the Shares subject hereto in the event, after the date hereof, a Change in Control of the Company (as defined below) shall have occurred and within the eighteen months (or such other period as is provided by Optionee's employment agreement, if any, in effect at the time of the Change of Control) following occurrence of the Change in Control, Optionee's Service with the Company shall be terminated by the Company without Cause (as defined below) or by the Optionee with Good Reason (as defined below), provided that the Optionee's Service with the Company has not previously terminated after the date hereof for any other reason, and upon such accelerated vesting this Option shall continue to be exercisable for a period of six months after such termination of Optionee's Service, consistent with the provisions regarding exercise set forth above. For purposes of this Option, the terms "Change in Control," "Cause" and "Good Reason" shall have the same meanings ascribed thereto below, unless any employment agreement between the Company and Optionee in effect at the time of the Change in Control provides different meanings (in which event, such meanings, including whether or not the Optionee's employment has been so terminated, shall apply but only if such meanings are more favorable to Optionee).

                            (1) A "Change in Control" of the Company shall mean the first to occur after the date hereof of any of the following events:

                            o

                            a.     any "person," as such term is used in
                                   Sections 3(a)(9) and 13(d) of the Securities
                                   Exchange Act of 1934, as amended (the
                                   "Exchange Act"), becomes a "beneficial
                                   owner," as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the Voting Stock (as defined below) of the Company;

                            b. the majority of the Board of Directors of the Company consists of individuals other than "Continuing Directors," which shall mean the members of the Board on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was supported by two-thirds of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director;

                            c. the Board of Directors of the Company adopts and, if required by law or the certificate of incorporation of the Corporation, the shareholders approve the dissolution of the Company or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the Company's assets;

                            d. all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation, share exchange, reorganization or other transaction unless the shareholders of the Company immediately prior to such merger, consolidation, share exchange, reorganization or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they previously owned the Voting Stock or other ownership interests of the Company, a majority of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

                            e. the Company merges or combines with another company and, immediately after the merger or combination, the shareholders of the Company immediately prior to the merger or combination own, directly or indirectly, 50% or less of the Voting Stock of the successor company, provided that in making such determination there shall being excluded from the number of shares of Voting Stock held by such shareholders, but not from the Voting Stock of the successor company, any shares owned by Affiliates of such other company who were not also Affiliates of the Company prior to such merger or combination.

                            (2)    "Cause" shall mean:

                            a. Optionee is convicted of (or pleads guilty or nolo contendere to) a felony or a crime involving moral turpitude;


                            b. Optionee's commission of an act of fraud or dishonesty involving his or her duties on behalf of the Company;

                            c. Optionee's willful failure or refusal to faithfully and diligently perform duties lawfully assigned to Optionee as an officer or employee of the Company or other willful breach of any material term of any employment agreement at the time in effect between the Company and Optionee; or

                            d. Optionee's willful failure or refusal to abide by the Company's policies, rules, procedures or directives, including any material violation of the Company's Code of Ethics.

                            (3)    "Good Reason" shall mean:

                            a. a reduction in Optionee's salary in effect at the time of a Change in Control, unless such reduction is comparable in degree to the reduction that takes place for all other employees of the Company of comparable rank (for which purpose any person who is an executive officer of the Company (as determined for purposes of the Exchange Act shall be considered of comparable rank) or a reduction in Optionee's bonus for the year in which or any year after the year in which the Change in Control occurs from Optionee's maximum bonus opportunity for the year in which the Change in Control occurs (if any) as established under any employment agreement Optionee has with the Company or any bonus plan of the Company applicable to Optionee (or, if no such maximum bonus opportunity has yet been established for Optionee under a bonus plan applicable to Opitonee for the year in which the Change in Control has occurred, the maximum bonus opportunity so established for Optionee for the immediately preceding year (if any);

                            b. a material diminution in Optionee's position, duties or authority as in effect at the time of a Change in Control or the assignment to Optionee of duties which are materially inconsistent with such position, duties and authority, unless in either case such change is made with the consent of the Optionee; or

                            c. the relocation by more than 30 miles of the offices of the Company which constitute at the time of the Change in Control Optionee's principal location for the performance of his or her services to the Company;

                            provided that, in each such case, such event or condition continues uncured for a period of more than 15 days after Optionee gives notice thereof to the Company.

                     For purposes of the foregoing definitions, (A) "the Company" shall include any entity that succeeds to all or substantially all of the business of the Company, (B) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified, and (C) "Voting Stock" shall mean any capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation and reference to a percentage of Voting Stock shall refer to such percentage of the votes that all such Voting Stock is entitled to cast.

                     o

                     o

EXPIRATION DATE:     o      July 17, 2016

By signing your name below, you accept this award and acknowledge and agree that this award is granted under and governed by the terms and conditions of the Stock Option Agreement, dated as of July 17, 2006 between Magellan Health Services, Inc. and the undersigned Optionee which is hereby made a part of this document.

OPTIONEE:                                MAGELLAN HEALTH SERVICES, INC.

                                         By:
--------------------------------             -----------------------------------
Michael Majerik                          Name:
                                         Title: